Exhibit 11(b)

Skadden, Arps, Slate, Meagher & Flom llp
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BlackRock Credit Allocation Income Trust IV 100 Bellevue Parkway Wilmington, Delaware 19809

RE:	BlackRock Credit Allocation Income Trust IV - Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Credit Allocation Income Trust IV, a Delaware statutory trust ("Acquiring Fund"), in connection with the issuance of the Acquiring Fund's common shares of beneficial interest, par value $0.001 per share (the "Shares"), pursuant to each Agreement and Plan of Reorganization by and among the Acquiring Fund, the Acquiring Fund's direct wholly-owned subsidiary and each of BlackRock Credit Allocation Income Trust I, Inc., a Maryland corporation, BlackRock Credit Allocation Income Trust II, Inc., a Maryland corporation, and BlackRock Credit Allocation Income Trust III, a Delaware statutory trust (each, a "Target Fund") (collectively, the "Agreements").

This opinion is delivered in accordance with the requirements of Item 16 of Form N-14 under the Securities Act of 1933 (the "1933 Act").

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)           the Acquiring Fund's Notification of Registration filed pursuant to Section 8(a) of the Investment Company Act of 1940 Act (the "1940

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Act") on Form N-8A, as filed with the U.S. Securities and Exchange Commission (the "Commission") on October 31, 2006;

(b)           the registration statement on Form N-14 (File No. 333-183169) of the Acquiring Fund relating to the Shares, filed with the Commission on August 9, 2012 under the 1933 Act, and Pre-Effective Amendment No. 1 thereto filed with the Commission on September 18, 2012 under the 1933 Act (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), and the Notice of Effectiveness of the Commission posted on its website declaring the Registration Statement effective on September 19, 2012;

(c)           the final joint proxy statement/prospectus and final statement of additional information, each dated September 20, 2012, relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 497 of the General Rules and Regulations under the 1933 Act;

(d)           an executed copy of a certificate of Janey Ahn, Secretary of the Acquiring Fund, dated the date hereof (the "Secretary's Certificate");

(e)           a copy of the Acquiring Fund's Certificate of Trust, dated October 26, 2006, Certificate of Amendment to Certificate of Trust, dated November 15, 2006, and Certificate of Amendment to Certificate of Trust, dated November 9, 2009, each certified by the Secretary of State of the State of Delaware, as of November 26, 2012, and certified pursuant to the Secretary's Certificate (collectively, the "Certificate of Trust");

(f)           a copy of the Amended and Restated Agreement and Declaration of Trust of the Acquiring Fund, dated November 15, 2006, by and among the Trustees (as defined in the Secretary’s Certificate) and the holders of the Acquiring Fund's shares of beneficial interest, as amended by the Certification Evidencing Amendments, dated February 11, 2011, each certified pursuant to the Secretary's Certificate (collectively, the "Declaration of Trust");

(g)           a copy of the Amended and Restated Bylaws of the Acquiring Fund, as amended and in effect as of the date hereof, certified pursuant to

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the Secretary's Certificate (the "Bylaws" and, together with the Certificate of Trust and the Declaration of Trust, the "Governing Documents");

(h)           executed copies of the Agreements;

(i)           a copy of certain resolutions of the Board of Trustees of the Acquiring Fund, adopted on July 27, 2012, relating to each Agreement, the authorization and issuance of the Shares pursuant to the Agreements, the filing of the Registration Statement and any amendments thereto and related matters, certified pursuant to the Secretary's Certificate;

(j)           a copy of the minutes of the joint special meeting of shareholders of the Acquiring Fund held on November 2, 2012, relating to the issuance of Shares pursuant to the Agreements, certified pursuant to the Secretary's Certificate; and

(k)           a copy of a certificate, dated November 26, 2012, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Acquiring Fund's existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Acquiring Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Acquiring Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Acquiring Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action,

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corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Acquiring Fund and others and of public officials.

In addition, in rendering the opinion stated herein, we have further assumed that:

(a)           the Governing Documents are in full force and effect and have not been amended;

(b)           the Governing Documents are the only instruments or agreements creating the Acquiring Fund and providing for the governance of the affairs of the Acquiring Fund and the conduct of its business, and we do not express any opinion with respect to the effect of any other instrument or agreement as to the affairs of the Acquiring Fund and the conduct of its business;

(c)           neither the execution and delivery by the Acquiring Fund of the documents examined by us nor the performance by the Acquiring Fund of its obligations under each of the documents examined by us: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Acquiring Fund or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Acquiring Fund or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Acquiring Fund or its property is subject or (iv) requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(d)           any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time;

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(e)           the payment of consideration in respect of the Shares, and the application of such consideration, as provided in the Governing Documents and each Agreement, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Agreements, and compliance with all other terms, conditions and restrictions set forth in the Agreements and the Governing Documents, as applicable, in connection with the issuance of Shares have occurred.

Our opinion set forth herein is limited to the Delaware Statutory Trust Act and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Shares of the Acquiring Fund to be issued and delivered to shareholders of the Target Funds (the "Purchasers") pursuant to the terms of the Agreements, have been duly authorized by all requisite statutory trust action on the part of the Acquiring Fund under the Delaware Statutory Trust Act (“DSTA”) and, when the Shares have been issued and delivered to the Purchasers in accordance with the provisions of the Agreements, the Shares will be validly issued and fully paid, and under the DSTA, the Purchasers will have no obligation to make further payments for the purchase of the Shares or contributions to the Acquiring Fund solely by reason of their ownership of the Shares, except as provided for in Section 3.8 of the Declaration of Trust and except for their obligation to repay any funds wrongfully distributed to them.

We hereby consent to the filing of this opinion with the Commission as Exhibit 11 to the Form N-14. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP